UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report January 27, 2005

(Date of earliest event reported) (January 21, 2005)

PETRO FINANCIAL CORPORATION

Exact Name of Registrant as Specified in its Charter

Delaware	1-13020	74-2699614
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

6080 Surety Dr. El Paso, Texas	79905
Address of Principal Executive Offices	Zip Code

(915) 779-4711

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 21, 2005, Petro Stopping Centers, L.P., Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation (collectively, the “Petro Entities”) entered into the First Amendment to Credit Agreement among the Petro Entities, the Lenders, and Wells Fargo, N.A., as Administrative Agent, Collateral Agent and L/C Issuer (the “Agreement”). The Agreement to the Petro Entities’ existing senior secured credit facilities among other things, extends the revolving credit facility from three to four years, increases the size of the revolving commitment from $25.0 million to $40.0 million, eliminates amortization payments and amends the facility so that all outstanding principal amounts are due on maturity date, modifies certain financial covenants to make them less restrictive, and decreases the pricing spread on both the revolver and term loan.

A copy of the amended senior secured credit facilities is filed as Exhibit 4.12 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of business acquired:

Not applicable.

(b) Pro-forma financial information:

Not applicable.

(c) Exhibits:

4.12	First Amendment to Credit Agreement, entered into as of January 21, 2005, among Petro Stopping Centers, L.P., Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation, the Lenders, and Wells Fargo Bank, N.A., as Administrative Agent, Collateral Agent and L/C Issuer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PETRO FINANCIAL CORPORATION
(Registrant)

Date: January 27, 2005	By:	/s/ Edward Escudero
Edward Escudero
Treasurer and Chief Financial Officer
(On behalf of the Registrant and as Registrant’s
Principal Financial Officer and Chief Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.12*	First Amendment to Credit Agreement, entered into as of January 21, 2005, among Petro Stopping Centers, L.P., Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation, the Lenders, and Wells Fargo Bank, N.A., as Administrative Agent, Collateral Agent and L/C Issuer.

*	Filed herewith

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